EXHIBIT 23(a)

                         [KPMG Peat Marwick Letterhead LLP]
Revco D.S., Inc.
   1925 Enterprise Parkway
    Twinsburg, OH 44087

                      CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
CVS Corporation

      We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 of our reports dated February 6, 1997 incorporated by reference in the Annual Report on Form 10-K of CVS Corporation for the year ended December 31, 1996. We also consent to the reference to us in this registration statement under the captions "The Merger--Accounting Treatment" and "Experts".

                                           KPMG PEAT MARWICK LLP


Providence, Rhode Island
April 17, 1997